Exhibit 99.1

COINSTAR, INC. ANNOUNCES EXECUTIVE LEADERSHIP SUCCESSION PLAN

J. Scott Di Valerio to Succeed Paul Davis as Chief Executive Officer Effective April 1, 2013

Names Galen C. Smith Chief Financial Officer

BELLEVUE, Wash.—January 3, 2013—Coinstar, Inc. (Nasdaq: CSTR), a leading provider of automated retail solutions, today announced that the Coinstar Board of Directors has appointed J. Scott Di Valerio, currently Coinstar’s chief financial officer, as the company’s next chief executive officer, effective April 1, 2013. Di Valerio was also appointed to the Coinstar Board of Directors effective at that time. Di Valerio will succeed Paul Davis, 55, who is retiring on March 31, 2013. Davis will remain a member of the Coinstar Board of Directors through March.

Di Valerio, 50, has served as Coinstar’s CFO since 2010, and, in addition to his leadership of the finance organization, has overseen Coinstar’s corporate information technology and supply chain functions.

“Scott’s appointment as CEO is a direct result of the Board’s long-time focus on developing a deep management team and ensures that Coinstar will continue to benefit from strong leadership following Paul’s retirement,” said Deborah Bevier, chair of the Coinstar Board of Directors. “Scott is a proven leader at Coinstar and a seasoned executive with more than 25 years of management, operations and finance experience. Coinstar has a clear and focused growth strategy, and the Board is confident that Scott is the right person to lead the company through its next phase of development.”

Bevier continued, “On behalf of the Coinstar Board and the entire organization, I would like to thank Paul for his outstanding leadership of the company. For nearly four years as Coinstar’s CEO, Paul has successfully guided the company to tremendous growth and profitability through a wide range of initiatives, including refocusing Coinstar on organic growth through its core businesses, shedding underperforming businesses, and growing Redbox from 6,000 kiosks to the 42,000 kiosks we have today. Thanks to his strong leadership, Coinstar is well positioned for future growth. We wish him the very best in his retirement.”

Davis said, “I am extremely proud of the many accomplishments we have achieved at Coinstar and look forward to teaming with Scott and the entire management team to ensure a smooth transition in the months ahead. I have been fortunate to have worked closely with Scott during the past three years, and I can attest firsthand that he is the right executive with the right experience and background to lead Coinstar forward. I believe that under Scott’s leadership, Coinstar will continue to expand on its market-leading position and in new venture opportunities to drive future growth and value creation for our shareholders.”

Added Di Valerio, “I am honored by the confidence the Board has in me to lead Coinstar through its next chapter of growth and share Paul’s enthusiasm for Coinstar’s automated retail businesses and the opportunities we have to deliver value to our shareholders. I am excited to continue our work and lead our talented team in growing the business through the strategic initiatives and new ventures under way and in development.”

Coinstar also announced today that Galen C. Smith, senior vice president of finance at Redbox Automated Retail, LLC, Coinstar’s wholly-owned subsidiary, will succeed Di Valerio as chief financial officer. Smith, 36, joined Coinstar in 2009 and has served in his current role leading the finance function at Redbox since 2011, and prior as corporate VP, finance and treasurer for Coinstar. The company has started the process to identify a successor for the Redbox finance leadership role.

Di Valerio added, “Galen is a valuable leader and proven executive in the Coinstar organization. His extensive financial experience as well as his knowledge of Coinstar will contribute significantly to the company’s continued growth and financial strength. Galen’s broad and comprehensive understanding of our businesses will be a valuable asset as we continue to execute on our strategy and work to enhance value for all Coinstar stakeholders.”

Coinstar expects to report 2012 fourth quarter and full year revenue and core adjusted EBITDA from continuing operations within the ranges provided on October 25, 2012, with core diluted EPS from continuing operations trending at or above the high end of the range primarily due to lower company G&A expenses and certain tax benefits at Redbox.

About J. Scott Di Valerio

Scott Di Valerio joined Coinstar in January 2010 and assumed the role of chief financial officer in March 2010. In addition to his leadership of the finance organization, Di Valerio also leads the company’s corporate information technology and supply chain functions. He has over 25 years finance, operations and management experience. Prior to joining Coinstar, Di Valerio served as president of the Americas for the Lenovo Group Limited and held senior positions at Microsoft Corp., including corporate vice president of Microsoft’s OEM division and corporate vice president of finance and administration. Previously, Di Valerio served in management positions at The Walt Disney Company and Mindwave Software Inc., and as a partner at PricewaterhouseCoopers.

About Galen C. Smith

Galen C. Smith joined Coinstar in June 2009 and assumed the role of corporate VP, finance and treasurer in January 2010 overseeing corporate financial planning, treasury, mergers and acquisitions and investor relations. In May 2011, he became the senior vice president, finance at Redbox leading financial operations in addition to business negotiations, including the digital joint venture with Verizon and studio deals with Sony Pictures Home Entertainment, Universal Studios Home Entertainment and Warner Bros. Home Entertainment. Prior to joining Coinstar, Smith was an investment banker at Morgan Stanley in the Consumer and Retail Investment Banking Group.

About Coinstar, Inc.

Coinstar, Inc. (Nasdaq: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for retailers. The company’s core automated retail businesses include the well-known Redbox® self-service DVD and video game rental and Coinstar® self-service coin-counting brands. The company has approximately 42,400 Redbox DVD kiosks and 20,300 coin-counting kiosks in supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants. Redbox also offers DVD rentals through additional kiosks acquired from NCR Corporation in June 2012. For more information, visit www.coinstarinc.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “will,” “expect,” “intend,” “anticipate” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar’s management changes. Forward-looking statements are not guarantees of future actions, results, performance or events, which may vary materially from those expressed or implied in such statements. Differences may result from actions taken by Coinstar or Redbox or their management, as well as from risks and uncertainties beyond Coinstar’s control. Such risks and uncertainties include, but are not limited to, timing and integration of management changes, changes in strategic and financial objectives, and the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands. The foregoing list of risks and uncertainties is illustrative but by no means exhaustive. For more information on factors that may affect Coinstar, please review “Risk Factors” and other disclosures described in Coinstar’s most recent Annual

Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, as well as other public filings with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar’s expectations as of the date of this release. Coinstar undertakes no obligation to update the information provided herein.

###

Contacts:

Media:

Marci Maule

Director of Public Relations

425-943-8277

marci.maule@coinstar.com

Financial Analysts and Investors:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@coinstar.com